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                                MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of January, 1997, by and between KINI L.C., a Kansas limited liability company ("KINI" or the "Manager"), and KIN NETWORK, INC., a Kansas corporation ("KINNET").

         WITNESSETH:

         WHEREAS, the parties hereto wish to clarify and formalize the arrangements under which KINI has been providing management services to KINNET;

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings herein contained, KINI and KINNET hereby agree as follows:

                           1. APPOINTMENT OF MANAGER

         1.1 Subject to the terms and conditions hereinafter expressed, KINNET hereby retains KINI as its Manager to perform certain services with respect to KlNNET's business and the major state fiber optic cable network owned by KINNET in the State of Kansas (the "Network") and KINI hereby agrees to serve as KINNET's Manager. Such services shall be as now being provided to KINNET and as specified in Section 2 hereof and shall be for the same costs as now being charged to KINNET and as specified in Section 3 hereof.

                                  2. SERVICES

         2.1 Subject to the authority of the Board of Directors of KINNET to control the Network and KINNET's business, the Manager shall be responsible for the planning, construction, management and operation of the Network and the conduct of KINNET's business, as requested by the Board of Directors of KINNET from time to time. Consistent with the foregoing, the Manager shall (i) provide or enter into contracts with others to provide management services to KINNET; (ii) use its best efforts consistent with sound commercial practices to provide or cause others to provide for the successful conduct of KINNET's business; and (iii) render or obtain all services and perform or cause to be performed all actions as shall be necessary or appropriate for the construction and operation of the Network, including but not limited to the following:

         (a) preparing and presenting to the Board of Directors of KlNNET for approval (i) a construction budget detailing the timing and projected amounts of all expected expenditures for purchases of equipment, acquisition and preparation of easements and construction of the Network from time to time; and
(ii) a yearly operating budget detailing the projected costs of the

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administrative, technical and marketing personnel and the marketing program, the office and administrative expenses, and the fees for billing and collecting customer accounts;

         (b) planning, acquiring assets or rights to use assets necessary for and overseeing the construction of the Network, including any expansion, modification or reduction thereof;

         (c) hiring and supervising the personnel necessary to construct and operate the Network (all of which personnel shall be employed by the Manager);

         (d) establishing an office and hiring, training and managing the administrative, technical and marketing personnel necessary to conduct KINNET's business (all of which personnel shall be employed by the Manager);

         (e) arranging to have the Manager's personnel participate in such accident, health, life, insurance, pension, training, human resource management and other similar programs as the parties may deem appropriate;

         (f) developing and implementing a marketing Program, including but not limited to making decisions with respect to the types of services to be offered, the rates and prices to be charged for such services, advertising and promotional campaigns, and entering into, on behalf of KINNET, such agreements (with respect to the foregoing or otherwise) as the Manager may, from time to time, deem necessary, appropriate or beneficial;

         (g) arranging for the billing and collection of all fees, charges or other compensation due to KINNET and arranging for the payment of all expenses and fees incurred or payable by KINNET;

         (h) arranging for the maintenance of the Network according to standards reasonably acceptable to KINNET and for the provision of all necessary or appropriate repairs and replacements;

         (i) arranging for appropriate property, casualty and other insurance for KINNET and the Network;

         (j) taking all necessary action, including the execution and delivery of applications and other instruments, to comply with rules, regulations and orders of any federal, state, county, municipal or other governmental authority having jurisdiction Over KINNET or the Network;

         (k) arranging for appropriate office recordkeeping, bookkeeping and accounting and for the preparation and filing of all unemployment compensation, income and other tax returns or forms required to be prepared or filed by KINNET;

         (1) managing the funds of KINNET;

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         (m) arranging for the provision of services and technical assistance in connection with all aspects of operating the Network and the business of KINNET, including, without limitation: practices, standards, methods, systems and procedures; responding to emergency calls; engineering; safety and training programs; marketing and sales; customer relations; budgets and plans; preparation of specifications and contracts for the purchase of goods and printing; legal, accounting, computer and other services; financing and general administration; and

         (n) generally, doing any and all other acts and executing such agreements and documents as may reasonably be necessary to carry out the duties and responsibilities of the Manager contemplated hereunder, whether or not specifically enumerated herein.

         All of the foregoing services shall be rendered by the Manager subject to the approval of the Board of Directors of KINNET. The Manager understands that ultimate discretion and control over the Network and KINNET's business shall remain vested in the Board of Directors of KINNET and the Manager shall do nothing inconsistent therewith. The Manager further agrees and understands that all facilities and equipment used or employed in the construction or operation of the Network, other than equipment leased or owned by the Manager or a Subcontractor thereof, shall remain the property of KINNET and KINNET shall have the unfettered use and ownership of all said facilities and equipment.

         2.2 Notwithstanding anything to the contrary contained in Section 2.1 hereof, the Manager shall not be authorized without the consent of the Board of Directors of KINNET to:

         (a)  borrow money on behalf of KINNET for any purpose;

         (b)  enter into any long-term commitments on behalf of KINNET;

         (c) sell, lease, trade, exchange or otherwise dispose of any property of KINNET other than in the ordinary course of business;

         (d)  make calls for capital contributions from KINNET's Shareholder;

         (e) determine the amount of any distributions to be made to KINNET's shareholder; or

         (f)  take any actions to effect the liquidation or dissolution Of
              KINNET.

         2.3 All actions taken by the Manager under the provisions of Section
2.1 hereof shall be taken as a fiduciary and agent of KINNET and all obligations or expenses incurred hereunder shall be for the account, on behalf and at the expense of KINNET, including such obligations or expenses which are incurred with respect to independent third parties. Any payments to be made by the Manager hereunder for the account, on behalf and at the expense of KINNET shall be made from such sums as are available in one or more accounts of KINNET or as may be provided by KINNET to the Manager. Except as otherwise specifically provided in any written

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agreement to which the Manager is a party, the Manager shall not be obligated to make any advance to or for the account of KINNET or to pay any sum, other than from funds held or provided as aforesaid.

         3. REIMBURSEMENT OF DIRECT COSTS AND MANAGEMENT

         3.1 KINNET shall reimburse the Manager for all reasonable costs incurred directly in connection with the performance by the Manager of its duties hereunder, including but not limited to the salaries of those employees of the Manager who are directly engaged in the performance of services by the Manager hereunder, the fees and expenses of independent consultants (whether to provide technical, legal, accounting or other advisory services) engaged in respect of the Network or KINNET's business, and all other reasonable costs incurred by the Manager and directly related to the Network or KINNET's business (collectively, the "Direct Costs"). All Direct Costs shall be payable monthly up to ten (10) days in advance of the month in which such costs are expected to be incurred and shall be paid by KINNET not later than five (5) days after presentation of a written estimate of such costs from the Manager.
Between the fifteenth day and the last day of the month immediately following the month for which KINNET has paid in advance an estimate of the Direct Costs expected to be incurred, the Manager shall present an appropriate statement to KINNET which shall set forth the actual Direct Costs incurred during the month for which an advance payment was made together with either a check to refund to KINNET the amount of any overpayment or an invoice to bill KINNET the amount of any deficiency which deficiency shall be paid by KINNET not later than five
(5) days after notice thereof.

         3.2 KINNET shall also pay the Manager a monthly management fee equal to a percentage of the Direct Costs incurred each month (the "Management Fee"), as follows:

                            Months                      Management Fee

                 January, February and March                  15%
                 April, May and June                          15%
                 July, August and September                   15%
                 October, November and December               15%

The Management Fee shall be payable monthly up to ten (10) days in advance of the month in which the Direct Costs to which the Management Fee relates are expected to be incurred and shall be paid by KINNET not later than five (5) days after presentation of a written estimate of such fee from the Manager. Between the fifteenth day and the last day of the month immediately following the month for which KINNET has paid in advance an estimate of the Management Fee expected to be incurred, the Manager shall present an appropriate statement to KINNET which

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shall set forth the actual Management Fee incurred during the month for which an advance payment was made together with either a check to refund to KINNET the amount of any overpayment or an invoice to bill KINNET the amount of any deficiency which deficiency shall be paid by KINNET not later than five (S) days after notice thereof.

         3.3 It is expressly understood that if the Manager makes arrangements to have one or more of its affiliates provide goods or services directly to KINNET, then the provider of such goods or services may invoice KINNET directly for such goods or services, in which event the cost of such goods and services shall not be included as Direct Costs for purposes of Section 3.1 hereof; provided, however, that such goods and services must be provided to KINNET on terms no less favorable than could be obtained from an unrelated third party dealing with KINNET on an arm's-length basis.

         3.4 KINNET shall have the right to an accounting to determine whether any Direct Costs or Management Fee should be paid under Section 3.1 hereof. Any such accounting and any expenses associated therewith shall be paid or reimbursed by KINNET.

                               4. OTHER INTERESTS

         4.1 The Manager and its affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created, including the acquisition, construction, management, operation and sale of fiber optic cable networks, and KINNET shall not have any rights in or to such independent ventures or the income or profits derived therefrom. Nothing in this Agreement shall preclude transactions between the Manager or any affiliate of the Manager acting in and for its own account and KINNET, provided that any services performed by the Manager or any affiliate of the Manager are services which the Manager reasonably believes, at the time of requesting such services, to be in the best interests of KINNET, and are provided to KINNET on terms no less favorable than could be obtained from an unrelated third party dealing with KINNET on an arm's-length basis.

                            5. TERM OF THE AGREEMENT

         5.1 This Agreement shall commence as of the date hereof and shall continue until terminated as hereinafter provided. This Agreement may be terminated upon default by the mutual agreement of the parties, or either party may terminate this Agreement at any time upon six (6) months prior written notice to the other, without any further obligation or liability except that KINNET shall continue to be liable to the Manager pursuant to Section 3 hereof for all Direct Costs and Management Fees accrued but unpaid through the last day of the calendar month in which termination occurs.

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                              6. EVENTS OF DEFAULT

         6.1 Each of the following events shall constitute a default by the Manager under this Agreement and shall entitle KINNET to terminate this Agreement upon ten (10) days prior written notice to the Manager (specifying the reasons therefor), without any further obligation or liability to the Manager (other than KINNET's liability, if any, pursuant to Section 3 hereof for all Direct Costs and Management Fees accrued but unpaid through the last day of the calendar month in which termination occurs):

              (a) any willful and material violation by the Manager of a specific material term of this Agreement; the willful failure by the Manager to perform the material duties required under this Agreement; or any act or omission by the Manager constituting gross negligence with respect to KINNET, and the continuation of the same for a period of forty-five (45) days after the Manager's receipt of written notice thereof from KINNET; or

              (b) the Manager's dissolution, liquidation, bankruptcy or insolvency (including (i) the filing of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or its filing of an answer consenting to or acquiescing in any such petition; (ii) the making of any assignment for the benefit of its creditors; or (iii) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for its assets or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period).

                          7. EXCULPATION AND LIABILITY

         7.1 Neither the Manager nor any of its affiliates (nor any of their respective officers, directors, partners or employees) shall be liable, in damages or otherwise, to KINNET for any error of judgment or other act or omission performed or omitted by the Manager under or otherwise in respect of this Agreement, except if such error of judgment or other act or omission results from willful misconduct or gross negligence. KINNET shall indemnify, defend and hold harmless the Manager and its affiliates (and their respective officers, directors, partners and employees) from and against any and all claims or liabilities of any nature whatsoever (including reasonable attorneys' fees) arising out of or in connection with any claim against the Manager under or otherwise in respect of this Agreement or the duties of the Manager under this Agreement, except where attributable to the willful misconduct or gross negligence of the Manager. All of the obligations of the Manager hereunder have been undertaken by the Manager solely for the benefit of KINNET and nothing set forth in this Agreement shall (or shall be deemed to) grant to any other person any interest (whether as a third party beneficiary or otherwise) herein.

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                                 8. GENERAL PROVISIONS

        8.1 For Purposes of this Agreement, an affiliate is (a) a person, association, co-partnership, partnership, corporation or joint-stock company or trust (hereinafter "person") that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person, or (b) an officer or director of any affiliate within the meaning of (a) above. For purposes of (a) above, (i) a person shall be deemed to control another person if such person (A) owns a majority of the voting power of all classes of voting stock; or (B) owns a majority of the beneficial interests in income and capital of such other person, and (ii) a general partner shall be deemed to control a limited partnership if such general partner owns a majority of that portion of the beneficial interests in income and capital of such limited partnership owned by all general partners of such limited partnership.

        8.2 This Agreement embodies the entire understanding between the parties with respect to the subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to such matters.

        8.3 This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver. The failure of a party to insist upon adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term or any other term of this Agreement.

        8.4 This Agreement shall be construed in accordance with and governed by the laws of the State of Kansas.

        8.5 This Agreement may not be assigned without the prior written consent of the other party; provided, however, that KINNET agrees that this Agreement may be assigned by KINI to KINI L.C., a Kansas limited liability company. Except as provided otherwise herein, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

        8.6 The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above written.


                                            KINI L.C.

                                            By: /s/ Robert A. Koch
                                               --------------------------------
                                               Robert A. Koch

                                            Title: Chairman


                                            KINI NETWORK, INC.

                                            By: /s/ Arlyn C. Solomon
                                               --------------------------------
                                               Arlyn C. Solomon

                                            Title: Chairman

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